Consent of Independent Registered Public Accounting Firm

GraphOn Corporation
Santa Cruz, California


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107336, 333-88255, 333-40174 and 333-119402) of
GraphOn Corporation of our report dated March 29, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ Macias Gini & Company LLP
Macias Gini & Company LLP
Sacramento, California

April 14, 2005